Dryden Short-Term Bond Fund
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


August 29, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Dryden Short-Term Bond Fund
File No. 811-05594


Ladies and Gentlemen:

       Enclosed please find the Semi-Annual
Report on Form N-SAR for the above named Fund for the semi-annual period ended April 30, 2007. The
Form N-SAR was filed using the EDGAR system.



                                              Very truly yours,


                                              /s/ Jonathan D. Shain
                                              Jonathan D. Shain
                                              Assistant Secretary





This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 13th day of August 2007.


Dryden Short-Term Bond Fund



Witness:  /s/ Robert A. Hymas II				By:  /s/ Jonathan D. Shain
          Robert A. Hymas II					Jonathan D. Shain
       							Assistant Secretary